CHINA HEALTH HOLDING INC.

   PARK PLACE, Suite 3400 - 666 Burrard Street, Vancouver, BC, Canada V6C 2X8
              Tel: 604-608-6788..................Fax: 604-681-6916
                    WWW.AEEHEALTH.COM......INFO@AEEHEALTH.COM
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Dear Mr. Yu, XiaoFei                                              Oct 6th   2004


CHHI Amended VP Agreement for CHHI's Management Consulting Services Agreement dated 8th June 2004 with Mr. Yu, XiaoFei (the "Agreement")

We refer to our recent discussions in connection with the services you currently provide to CHHI as a " Management Consultant" pursuant to the above Agreement.

We now hereby confirm that the terms of Agreement shall be amended in the following manner:

     (a) Added Position :CHHI's board of the directors has apponited Mr.Yu, XiaoFei as the Corporate Vice President , China Health Holding, Inc. and Mr. Yu, XiaoFei will serve and will service CHHI as the Vice President of Corporate Development for CHHI, since now on.

     (b) Clause 1.1, Appointment of Director and Schedule A. In addition to the services currently provided by you described in Schedule A, the services you provide to CHHI under the Agreement shall be extended to include services and general advice as a Vice President of CHHI in connection with the development of CHHI's worldwide business operations. Together with such additional services in connection with CHHI's global business strategy as may be required from time to time by CHHI.

          In addition, you will attend CHHI's mangement conference meetings and perform such duties and exercise such powers in connection with the affairs of CHHI and any of its subsidiaries generally as may from time to time be assigned to or vested in you by the Chief Executive Officer or President of CHHI or any Executive Committee of CHHI or in accordance with the CHHI's Articles of Incorporation and/or Bylaws.

          The location at which you will perform your duties shall be a specified from time to time in writing by the Chief Executive Officer or President of CHHI.

          You may from time to time be requested to serve as a Vice President or of any CHHI group companies.

          In the discharge of your duties as Vice President and in the exercise of such powers, you shall observe and comply with all reasonable lawful and proper resolutions, regulations and directions from time to time made or given by the Chief Executive Officer or President of CHHI. You will comply with all codes of conduct promulgated by CHHI and will conform to such hours of work as may from time to time reasonably be required for the proper discharge of your duties and will not be entitles to any remuneration additional to that provided for in this Agreement.

          During your employment as a Director you shall (i) faithfully and diligently perform your duties hereunder; (ii) use best endeavors to promote the interests of CHHI; (iii) devote the whole of your time, attention and abilities during the hours of work to the affairs of CHHI, and (iv) not knowingly, without CHHI's prior written consent, be directly or indirectly engaged or interested in any capacity in any activity which is in conflict with your duties to CHHI.

          In the discharge of your duties as a Vice President of CHHI, you shall at all times comply with all statutory requirements, rules and regulations from time to time of the US Securities and Exchange Commission and NASDAQ in so far as these relate to CHHI.

     (c) Clause 4.1, Compensation. In consideration of you providing the additional services described in Clause (a) above to CHHI under the Agreement, Clause 4.1 of the Agreement is amended to the effect that you are hereby granted a call from CHHI on a further 250,000 shares of CHHI's capital stock options (consisting as at the date hereof, of a total authorized common shares of 75,000,000 shares with a par value of US$ 0.001 per share) at a price of 20 cents USD per share (the "New Options"), which will be exercisable until the [9th day of July 2007] and, or, thirty (30) days after the termination of this the Agreement. Upon payment of 20 cents USD per share for the total number of shares being called under the New Options, CHHI will deliver the number of shares requested, up to a total number of 250,000 shares, and will either transfer, if possible, such shares to a brokerage account of the Vice President or his nominees' choice or provide Vice President or his nominees with the requisite number of share certificates in a form necessary to render certificates freely transferable and negotiable. CHHI will also furnish or execute any further documents that may reasonably be required to complete such share transfers.

     (d) Clause 8.1, General. Please sign and return the attached copy of this letter to CHHI at the above address to signify your acceptance of its terms. By accepting the terms of this letter you confirm that this letter constitutes an amendment to the Agreement, pursuant to the terms of Clause 8.1 thereof and the terms hereof may be disclosed to the US Securities and Exchange Commission as CHHI may consider necessary, in its sole discretion, for the purpose of compliance with any and all applicable US securities laws and regulations.

     (e) Except in so far as hereby amended, the entire terms and conditions of the Agreement shall remain in full force and effect, and the terms of this letter shall, for the avoidance of doubt, henceforth be incorporated by reference into the Agreement and shall be construed and interpreted in that context.

     Yours faithfully,

     Julianna Lu, signature: /s/ Julianna Lu
                                 -----------
                                 Chairman and CEO
                                 China Health Holding, Inc .

     Dick Wu, signature:     /s/ Dick Wu
                                 --------
                                 Director

     XiaoFei Yu, signature:  /s/ Xiao Fei Yu
                                 -----------
                                 Director

     Date: Oct 6th   2004

     Agreed and Accepted by Yu, XiaoFei

Signature: /s/ Xiao Fei Yu                                       Oct 6th.  2004.
               -----------
               Xiao Fei Yu

CHINA HEALTH HOLDING INC.

Disclaimer: Certain information in this document contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors and other persons reading this document are cautioned that such forward-looking statements invoke risks and uncertainties, including factors outside the control of CHHI that may affect its business prospects, performance and operating results. These include economic, competitive, governmental, technological and other factors described and discussed in the company's filings with the Securities and Exchange Commission".